EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the inclusion on Form 8-K of FactSet Research Systems, Inc. of our report dated October 5, 2005 relating to the financial statements of Derivative Solutions, Inc. for the year ended December 31, 2004.

/s/    Plante & Moran, PLLC

Chicago, IL

October 14, 2005